Exhibit 99.1

Navitas Semiconductor Names Chris Allexandre
as President and Chief Executive Officer
•Semiconductor veteran brings decades of experience in sales, operations and business leadership.
•Positions Navitas for expected growth in AI data center as well as energy infrastructure and other industrial markets poised for GaN- and SiC-based electrification.
TORRANCE, Calif., August 25, 2025 — Navitas Semiconductor (Nasdaq: NVTS), the only pure-play, next-generation power semiconductor company and industry leader in gallium nitride (GaN) power ICs and silicon carbide (SiC) technology, today announced that its Board of Directors has appointed Chris Allexandre as President and Chief Executive Officer, effective September 1, 2025. Allexandre, who will also join the Company’s Board of Directors, succeeds Gene Sheridan, a Navitas founder, who will step down as President and CEO and from the Board on August 31, 2025.
“We are excited to welcome Chris Allexandre as our new President and CEO,” said Richard J. Hendrix, Chairman of Navitas’ Board of Directors. “Chris is joining Navitas at a pivotal moment in its evolution. We believe his track record of driving transformation and delivering sustainable and profitable growth, operational excellence and business leadership in power semiconductor markets makes him the right leader for the next chapter of Navitas. On behalf of the Board of Directors, I’d like to thank Gene Sheridan for his vision in creating and leading Navitas over the last decade. Gene has established an exceptional company that stands ready to pursue the next phase of electrification in higher-power applications ideally suited for Navitas’ portfolio of GaN and SiC solutions. We deeply appreciate Gene’s leadership and impact, and his invaluable contributions to the Board’s succession planning and recruiting efforts, which have brought Navitas to this important transition point.”
“I am incredibly proud of what we have accomplished at Navitas,” said Sheridan, reflecting on his 11-year tenure at the company. “Building the industry’s only next-gen, pure-play power semi company has been the privilege of a lifetime. As we look to the future, I’m confident that Chris Allexandre is the right choice to lead Navitas in its mission to Electrify Our World.”
Allexandre brings more than 25 years of experience in the semiconductor industry. Most recently, he served in senior executive roles at Renesas Electronics Corporation, including Senior Vice President and General Manager of its Power Division from October 2023. Allexandre oversaw Renesas’ $2.5 billion power management business and led the pivot and execution of its power strategies toward the cloud infrastructure, automotive and industrial markets, including Renesas’ acquisition and integration of Transphorm, Inc., a supplier of GaN solutions, in June 2024. Allexandre was previously Renesas’ Chief Sales and Marketing Officer from 2019 to 2023.
“I am honored and thrilled to join Navitas and look forward to working with this world-class team to accelerate our leadership in GaN and SiC technologies,” said Allexandre. “With power demand growing in AI data center and critically needed energy infrastructure, I see promising opportunities to drive expansion in these important markets. I also want to thank Gene for his great support planning for this transition, and for everything he has done for Navitas.”
Prior to his tenure at Renesas, Allexandre held executive roles at Integrated Device Technology, Inc. (IDT) (acquired by Renesas in 2019) as Senior Vice President of Sales and Marketing; at NXP Corporation as Senior Vice President, Worldwide Sales for Mass Market; and at Fairchild Semiconductor International, Inc. as Senior Vice President of Worldwide Sales, Marketing and Business Operations. Allexandre began his career at Texas Instruments Incorporated, beginning in its New College Graduate rotation program, and over 16 years progressing in leadership through a series of business and sales roles based in Europe and China, becoming TI’s Vice President of Sales for EMEA and a member of TI’s strategic leadership team in 2012.
Allexandre’s extensive management experience spans analog, power, mixed-signal and digital products across cloud, industrial, mobile, consumer, telecom, and automotive markets.
Allexandre holds a Master of Science in Electrical Engineering from the Institut Supérieur de l’Électronique et du Numérique (ISEN) in Lille, France.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on current expectations, estimates and projections about the business and industry and management’s beliefs and assumptions. Statements about future expectations, and terms such as “expect” or “expected”, “believe”, “anticipates,” “intends,” “believes,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements.
Forward-looking statements in this release may include, but are not limited to, statements regarding Navitas’ leadership transition, the company’s strategic emphasis on serving certain markets, and expected business growth and value creation that may result. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those projected or implied in the forward-looking statements.
Factors that could cause actual results to differ materially from those described in these forward-looking statements include, but are not limited to, risks related to the integration of new leadership, management transitions, execution of corporate strategy, market and economic conditions, competitive pressures, and the risk factors described in Navitas’ most recent filings with the Securities and Exchange Commission.
Except as required by law, Navitas undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
About Navitas
Navitas Semiconductor (Nasdaq: NVTS) is the only pure-play, next-generation power-semiconductor company, founded in 2014. GaNFast™ power ICs integrate gallium nitride (GaN) power and drive, with control, sensing, and protection to enable faster charging, higher power density, and greater energy savings. Complementary silicon carbide (SiC) power devices leverage GeneSiC™ patented ‘trench-assisted planar’ technology, enabling highest voltages, efficiency, and superior reliability. Focus markets include AI data centers and energy infrastructure, along with home appliances, mobile, and consumer electronics. Over 300 Navitas patents are issued or pending, with the industry’s first and only 20-year GaNFast warranty. Navitas was the world’s first semiconductor company to be CarbonNeutral®-certified.
Navitas Semiconductor, GaNFast, GaNSense, GaNSafe, GeneSiC and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited or affiliates. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.
Contact Information
Lori Barker, Investor Relations
ir@navitassemi.com

Llew Vaughan-Edmunds, Sr. Director, Product Management & Marketing
info@navitassemi.com